UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 5, 2005

TEXAS UNITED BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Texas	0-49928	75-2768656
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

202 W. Colorado Street
La Grange, Texas	78945
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (979) 968-8451

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Texas United Bancshares, Inc., a Texas corporation (the “Company”), the parent company of State Bank, La Grange, Texas and GNB Financial, n.a., Gainesville, Texas, announced on July 6, 2005 that Jeff Wilkinson joined the Company as Executive Vice President and Chief Financial Officer of Texas United. Mr. Wilkinson is a certified public accountant with over 15 years experience in the financial services industry.

The material terms of Mr. Wilkinson’s at-will employment arrangement as Executive Vice President and Chief Financial Officer are as follows. Mr. Wilkinson’s initial base annual salary is $175,000 and Mr. Wilkinson will be eligible to receive annual incentive bonuses based upon Company performance at the discretion of the Board of Directors of the Company.

The Company has agreed to grant Mr. Wilkinson 3,000 shares of restricted stock pursuant to the Company’s 2004 Stock Incentive Plan 90 days after Mr. Wilkinson’s start date. The vesting of such shares of restricted stock will be contingent upon Mr. Wilkinson’s continued employment with the Company for a period of five years.

Mr. Wilkinson is also eligible to receive employee benefits generally available to other executive officers in similar positions with the Company, including vacation, paid time off, free account services, medical and dental coverage and participation in the Company’s 401(k) Plan and other Company plans. In addition, the Company has agreed to reimburse Mr. Wilkinson for life insurance and COBRA expenses up to $300 per month through November 1, 2005 and to reimburse Mr. Wilkinson for certain expenses incurred in his relocation to Texas.

In addition to the compensation arrangements described above, the Company has agreed to enter into an employment and change in control agreement with Mr. Wilkinson pursuant to which Mr. Wilkinson will receive payment of two years base salary and bonus based on his prior two-year average upon a change in control of the Company and payment of one year base salary upon termination by the Company without cause.

A summary description of Mr. Wilkinson’s compensation arrangements is included as Exhibit 10.1 to this Current Report on
Form 8-K.

Thomas N. Adams, who previously served as Chief Financial Officer of Texas United, will continue to provide financial, accounting and operational services to Texas United. The news release announcing the appointments is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits. The following are filed as exhibits to this Current Report on Form 8-K:

Exhibit Number	Description of Exhibit

10.1	Summary Description of Compensation – Jeff Wilkinson.

99.1	News Release issued by Texas United dated July 6, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXAS UNITED BANCSHARES, INC. (Registrant)

Dated: July 11, 2005	By:	/s/ L. Don Stricklin
L. Don Stricklin President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Summary Description of Compensation – Jeff Wilkinson.

99.1	News Release issued by Texas United dated July 6, 2005.